SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (September 5, 2008)

MercadoLibre, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tronador 4890, 8th Floor

Buenos Aries, C1430DNN, Argentina

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: 011-54-11-5352-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information included in Item 2.01 of this report on Form 8-K is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As of September 5, 2008, MercadoLibre, Inc. (the “Company”) completed, through one of its subsidiaries, Hammer.com, LLC, its previously announced acquisition of all of the issued and outstanding shares of capital stock of DeRemate.com de Argentina S.A., a company organized under the laws of Argentina (“DR Argentina”), DeRemate.com Chile S.A., a company organized under the laws of Chile (“DR Chile”), Interactivos y Digitales México S.A. de C.V., a company organized under the laws of Mexico (“ID Mexico”) and Compañía de Negocios Interactiva de Colombia E.U., a company organized under the laws of Colombia (“CNI Colombia” and together with DR Argentina, DR Chile, ID Mexico and CNI Colombia, the “Acquired Entities”). The Company completed the stock purchase from Hispanoamerican Educational Investments BV, a corporation organized under the laws of Holland (“HEI”) and S.A. La Nación, a company organized under the laws of Argentina (“SALN” and together with HEI, the “Sellers”). The Acquired Entities operate online trading platforms in Argentina (www.deremate.com.ar), Chile (www.deremate.cl), Mexico (www.dereto.com.mx) and Colombia (www.dereto.com.co).

The aggregate purchase price paid by the Company to the Sellers for the shares of capital stock of the Acquired Entities was $37.6 million. The Company paid the Sellers $19.6 million in cash. In addition, on September 5, 2008, the Company issued to HEI ten (10) unsecured promissory notes having an aggregate principal amount of $18.0 million, $8.0 million of which are subject to set-off rights in favor of the Company for working capital adjustments and liabilities relating to the assumption of certain contracts by the Company, $4.0 million of which are subject to set-off rights in favor of the Company for indemnification obligations of the Sellers and the remaining $6.0 million of which have no set-off rights. The form of or a copy of such promissory notes are attached hereto as exhibits 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference. Each of the promissory notes have a one-year term, bear interest at 3.17875% plus 1.5% for the first four months, 2.0% for the second four months and 2.5% for the third four months and can be prepaid by the Company without penalty. Pursuant to the terms of each promissory note, until such time as the principal amount plus interest is repaid, with certain exceptions, the Company may not incur indebtedness in excess of $55.0 million in the aggregate.

The Company also completed the purchase of certain URLs, domain names, trademarks, databases and intellectual property rights that are used or useful in connection with the online platforms of the Acquired Entities. The aggregate purchase price paid by the Company to Intangible Assets LLC, a Delaware limited liability company (“IA”), and an affiliate of the Sellers, pursuant to the asset purchase agreement was $2.4 million in cash. The set-off rights in favor of the Company for indemnification obligations of the Sellers under the stock purchase agreement also secure the indemnification obligations of IA under the asset purchase agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 2.01 of this report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K was required to be filed.

(d)	Exhibits

10.1	Stock Purchase Agreement, dated August 25, 2008, by and among Hammer.com, LLC, MercadoLibre, Inc., Hispanoamerican Educational Investments BV, S.A. La Nación, DeRemate.com de Argentina S.A., DeRemate.com Chile S.A., Interactivos y Digitales México S.A. de C.V. and Compañía de Negocios Interactiva de Colombia E.U. *

10.2	Asset Purchase Agreement, dated August 25, 2008, by and among Hispanoamerican Educational Investments BV, S.A. La Nación, Intangible Assets LLC, Emprendimientos Veta, S.A., DeRemate.com USA, Inc., MercadoLibre, Inc. and Hammer.com, LLC. *

10.3	Form of Promissory Note issued September 5, 2008 to Hispanoamerican Educational Investments BV

10.4	Promissory Note issued September 5, 2008 to Hispanoamerican Educational Investments BV

10.5	Promissory Note issued September 5, 2008 to Hispanoamerican Educational Investments BV

* Included in the report on Form 8-K of MercadoLibre, Inc. filed on August 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)

Date: September 11, 2008	By:	/s/ Nicolás Szekasy
Nicolás Szekasy
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Stock Purchase Agreement, dated August 25, 2008, by and among Hammer.com, LLC, MercadoLibre, Inc., Hispanoamerican Educational Investments BV, S.A. La Nación, DeRemate.com de Argentina S.A., DeRemate.com Chile S.A., Interactivos y Digitales México S.A. de C.V. and Compañía de Negocios Interactiva de Colombia E.U. *

10.2	Asset Purchase Agreement, dated August 25, 2008, by and among Hispanoamerican Educational Investments BV, S.A. La Nación, Intangible Assets LLC, Emprendimientos Veta, S.A., DeRemate.com USA, Inc., MercadoLibre, Inc. and Hammer.com, LLC. *

10.3	Form of Promissory Note issued September 5, 2008 to Hispanoamerican Educational Investments BV

10.4	Promissory Note issued September 5, 2008 to Hispanoamerican Educational Investments BV

10.5	Promissory Note issued September 5, 2008 to Hispanoamerican Educational Investments BV

* Included in the report on Form 8-K of MercadoLibre, Inc. filed on August 26, 2008.

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